UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2020 (October 1, 2020)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Stock Market LLC
Warrants to purchase common stock	THWWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As previously disclosed, effective April 1, 2020, Target Hospitality Corp. (the “Company”) adopted a Salary Reduction Award Program (the “Salary Program”) pursuant to which the Company reduced the base salary paid to certain of its named executive officers. The Salary Program was scheduled to run from April 1, 2020 through December 31, 2020. On October 1, 2020, the Company entered into agreements (the “Salary Program Termination Agreements”) with each named executive officer participant following the decision by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) to terminate the Salary Program. Pursuant to the Salary Program, the Company previously issued awards of Restricted Stock Units (“RSUs”) to each participating named executive officer with a value equal to his or her reduced compensation under the Salary Program, which awards vest on the dates that the reduced compensation payments would have been made.

Pursuant to the Salary Program Termination Agreements, the Company will recommence payment of 100% of the base salary of each participating named executive officer, effective October 1, 2020, and each participating named executive officer agreed to forfeit RSUs awarded to him or her pursuant to the Salary Program scheduled to vest  on or after October 1, 2020.

A copy of the form of Salary Program Termination Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed, effective April 1, 2020 and concurrent with the adoption of the Salary Program, the Company implemented the Director Retainer Reduction Equity Award Program (the “Director Retainer Program”), pursuant to which the Company reduced the cash retainer paid to each non-employee director by 20% for the period from April 1, 2020 through December 31, 2020. On October 1, 2020, concurrent with approval of the termination of the Salary Program, the Company entered into agreements (the “Director Retainer Program Termination Agreements”) with each of its non-employee directors following the decision by the Compensation Committee to terminate the Director Retainer Program. Pursuant to the Director Retainer Program, the Company previously issued awards of RSUs to each non-employee director with a value equal to his or her reduced director fees, which awards vest on the dates that the reduced director fee payments would have been made.

Pursuant to the Director Retainer Program Termination Agreements, the Company will recommence payment of 100% of the director fees of each non-employee director, effective October 1, 2020, and each non-employee director agreed to forfeit RSUs awarded to him or her pursuant to the Director Retainer Program scheduled to vest on or after October 1, 2020.

A copy of the form of Director Retainer Program Termination Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

10.1 Form of Salary Program Termination Agreement (Executives with Employment Agreements)
10.2 Form of Director Retainer Program Termination Agreement (Non-Employee Directors)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: October 2, 2020		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary